AMBASE CORPORATION

____________

Amended and Restated By-Laws

As amended through March 15, 1996

BY-LAWS
of
AMBASE CORPORATION

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ARTICLE I
MEETINGS OF STOCKHOLDERS

SECTION 1.01 Annual Meetings.  The annual meeting of stockholders of AmBase Corporation (herein called the Company) for the election of Directors and for the transaction of such other business as is properly brought before such meeting in accordance with these by-laws shall be held each year on such date (other than a legal holiday), not later than six months following the close of the Company's fiscal year and at such time and place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

Any business properly brought before an annual meeting of the stockholders of the Company may be transacted at such meeting.  To be properly brought before an annual meeting, business must be: (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) brought before the meeting by or at the direction of the Board of Directors pursuant to a vote of not less than four-fifths of the entire Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice of the proposed business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, such that the Secretary receives such notice not less than one hundred twenty (120) days in advance of the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Company a reasonable time before the solicitation is made.  Subject to Section 2.02 of these by-laws, any such notice shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (i) a brief description of such item of business and the reasons for conducting it at the meeting and, in the event that such item of business includes a proposal to amend either the Restated Certificate of Incorporation of the Company or these by-laws, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such item of business, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such item of business and (iv) any material interest of the stockholder in such item of business.  Only business which has been properly brought before an annual meeting of stockholders in accordance with these by-laws, Delaware Law or the applicable rules of the Securities and Exchange Commission shall be conducted at such meeting, and the chairman of such meeting may refuse to permit any business to be brought before such meeting which has not been properly brought before it in accordance with these by-laws, Delaware Law or the applicable rules of the Securities and Exchange Commission.

SECTION 1.02.  Special Meetings.  Subject to the right of the holders of Cumulative Preferred Stock of the Company, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a vote of not less than four-fifths of the entire Board of Directors, special meetings shall be held at such place within or without the State of Delaware and on such date and at such hour as shall be designated in the notice of such meeting and the business transacted shall be confined to the purpose or purposes for which such meeting is called as stated in the notice of such meeting.

SECTION 1.03.  Notice of Stockholders' Meetings.  The notice of all meetings of stockholders shall be in writing and shall state the place, date and hour of the meeting.  The notice of an annual meeting shall state that the meeting is called for the election of the Directors to be elected at such meeting and for the transaction of such other business as is stated in the notice of the meeting.  The notice of a special meeting shall state the purpose or purposes for which the meeting is called.  If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of the General Corporation Law of the State of Delaware to receive payment for their shares, the notice of such meeting shall include a statement to that effect.

Except as otherwise expressly required by law, a copy of the notice of each meeting of stockholders shall be given, personally or by mail, not fewer than ten days nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting at his record address or at such other address as he may have furnished by request in writing to the Secretary of the Company.  If a meeting is adjourned to another time or place, and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Directors, after adjournment, fix a new record date for the adjourned meeting.

Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

SECTION 1.04.  Quorum at Stockholders' Meetings; Vote Required.  At any meeting of the stockholders, the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum.  If there shall be less than a quorum at any meeting of the stockholders, a majority of those present in person or by proxy may adjourn the meeting.

Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.  Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders (as distinguished from stockholder action to be taken by written consent as permitted by the General Corporation Law of the State of Delaware and by the provisions of the Restated Certificate of Incorporation of the Company and these by-laws), it shall, except as otherwise required by the General Corporation Law of the State of Delaware or by the  provisions of the Restated Certificate of Incorporation of the Company or these by-laws, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

SECTION 1.05.  Inspectors at Stockholders' Meetings.  The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors.  In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such actions as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

ARTICLE II
DIRECTORS

SECTION 2.01.  Qualifications and Number; Vacancies.  A Director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.  The number of Directors constituting the entire Board is hereby fixed at such number as may be specified by resolution of the Board of Directors adopted by the same vote which is necessary under Article VII hereof to amend Section 7.01 of these by-laws, provided that the number of Directors constituting the entire Board shall be not fewer than three.  No decrease shall shorten the term of any incumbent Director.

Vacancies and newly created directorships resulting from any increase in the number of Directors constituting the entire Board may be filled only by a vote of not less than a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.

SECTION 2.02.  Notification of Nominations.  Subject to the rights of the holders of Cumulative Preferred Stock of the Company, nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors.  Any stockholder entitled to vote for the election of Directors at a meeting of stockholders may nominate a person or persons for election as Directors only if written notice of such stockholders' intention to make such nomination or nominations is given in accordance with the procedures set forth in Section 1.01 of these by-laws.  Each such notice shall set forth, in addition to any information required to be set forth by such Section 1.01. (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each person to be nominated and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders;  (d) such other information regarding each person to be nominated as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each person to be nominated to serve as a Director of the Company if elected at such meeting.  The chairman of any meeting of stockholders, and the Board of Directors, may refuse to recognize the nomination of any person not made in accordance with the foregoing procedures.

SECTION 2.03.  Place and Time of Meetings of the Board.  Regular and special meetings of the Board shall be held at such places within or without the State of Delaware and at such times as may be fixed by the Board or upon call of the Chairman of the Board or of the Executive Committee, provided that the Board of Directors shall hold at least four meetings a year.

SECTION 2.04.  Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  If there shall be fewer than a quorum at any meeting of the Board, a majority of the Directors present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.  Except as otherwise expressly provided in the Restated Certificate of Incorporation of the Company or these by-laws, at all meetings of the Board of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

SECTION 2.05.  Remuneration of Directors.  In addition to reimbursement for reasonable expenses incurred in attending meetings or otherwise in connection with attention to the affairs of the Company, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

SECTION 2.06.  Notice of Meetings of the Board.  Regular meetings of the Board may be held without notice, if the time and place of such meetings are fixed by the Board.  All regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board shall be held upon twenty-four hours' notice to the Directors given by letter or telegraph.  The notice of meeting need not specify the purpose of the meeting.  Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or attends the meeting without protesting (prior thereto or at its commencement) the lack of notice to him.

SECTION 2.07.  Executive Committee and Other Committees.  The Board of Directors by resolution adopted by a vote of not less than a majority of the entire Board of Directors may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board.  Each committee shall consist of one or more Directors and in the case of committees consisting of multiple Directors one shall be designated as the chairman of such committee by the Board of Directors.  The Executive Committee shall have all the authority of the Board of Directors including the authority to declare dividends and to authorize the issuance of stock, provided that it shall not have authority to take action with respect to those matters which it is prohibited from acting upon under Section 141(c) or any other section of the General Corporation Law of the State of Delaware.

The Board of Directors by resolution adopted by a vote of not less than a majority of the entire Board of Directors may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meetings of such committee.  Vacancies in any committee whether caused by resignation or by increase in the number of members constituting such committee shall be filled by the Board of Directors by resolution adopted by a vote of not less than a majority of the entire Board of Directors.  In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

A majority of the members of each committee shall constitute a quorum for the transaction of business.  Except as otherwise expressly provided in these by-laws, at all meetings of committees of the Board, a quorum being present, all matters shall be decided by the vote of a majority of the members of the committee present at the time of the vote.

SECTION 2.08.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or of such committee.

SECTION 2.09.  Advisory Directors.  The Board of Directors from time to time may elect one or more Advisory Directors who shall have such powers and shall perform such duties as the Directors shall assign to them.  Advisory Directors shall, upon election, serve for such term as the Board deems proper or, if not specified, until the next annual meeting of stockholders.

Advisory Directors shall be invited to attend all regular and special meetings of the Board; provided that notice to an Advisory Director shall not be considered required under law, the Certificate of Incorporation or these By-laws.  Advisory Directors shall attend such meetings in an advisory capacity, with the privilege of participating in all discussions at such meetings.  No Advisory Director shall be entitled to vote on any business coming before the Board, nor shall any Advisory Director be counted as a member of the Board for the purpose of determining the number necessary to constitute a quorum, or for the purpose of determining whether a quorum is present, or for any other purpose whatsoever.

Each Advisory Director shall be entitled to receive such amounts as may be fixed from time to time by the Board of Directors.

Any Advisory Director may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors.  In the case of an Advisory Director, the occurrence of any event which in the case of a Director would create a vacancy on the Board, shall not be deemed to create a vacancy in the position of Advisory Director; but the Board of Directors may declare the position terminated until such time as the Board shall deem it proper again to create and fill the position.

SECTION 2.10.  Director Emeritus. A Director may, upon the attainment of age 75 years or his earlier retirement from the Board of Directors, be appointed a Director Emeritus.  A Director Emeritus shall be appointed annually for a term not exceeding one year (and may be appointed thereafter by the Board of Directors to subsequent terms of one year each).  Directors Emeriti may be invited to attend meetings, including Board meetings, at the discretion of the Board of Directors.  Directors Emeriti, as such, may receive a stated fee for their services as fixed from time to time by the Board of Directors.  By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, may be allowed for actual attendance by a Director Emeritus at any meeting to which he has been invited.  Directors Emeriti shall not be entitled to vote at Board meetings.

ARTICLE III
OFFICERS

SECTION 3.01.  Officers.  The Board of Directors, at its first meeting held after the annual meeting of stockholders in each year, shall elect a Chairman of the Board, one or more President and Chief Executive Officers, one or more Vice-Presidents, a Secretary and a Treasurer and may, in its discretion, also appoint from time to time such other officers or agents of the Company as it may deem proper.  The Chairman of the Board and the President and Chief Executive Officer(s) shall be elected from among the members of the Board of Directors.

Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the first meeting of the Board of Directors held after the next annual meeting of stockholders and until his successor shall have been elected or appointed and qualified; provided, however, that the Board of Directors may at any time remove any officer for cause or without cause.

SECTION 3.02.  Chairman of the Board.  The Chairman shall, if present, preside at all meetings of the stockholders and the Board of Directors.  The Chairman shall have the power on behalf of the Company to enter into, execute and deliver all contracts, instruments, evidences of indebtedness, conveyances or documents and to affix the corporate seal thereto.  The Chairman shall do and perform all acts and duties herein specified or which may be assigned to him from time to time by the Board of Directors.

SECTION 3.03.  President and Chief Executive Officer(s).  The President and Chief Executive Officer(s) of the Company shall have general supervision of the affairs of the Company subject to the control of the Board of Directors.  In the absence of the Chairman of the Board or in case of his inability to act, the President and Chief Executive Officer(s) shall preside at meetings of the stockholders and of the Board of Directors.  The President and Chief Executive Officer(s) shall have the power on behalf of the Company to enter into, execute and deliver all contracts, instruments, evidences of indebtedness, conveyances or documents and to affix the corporate seal thereto.  The President and Chief Executive Officer(s) shall do and perform all acts and duties herein specified or which may be assigned from time to time by the Board of Directors.

SECTION 3.04.  Vice President.  Each Vice-President shall have the power on behalf of the Company to enter into, execute and deliver all contracts, instruments, evidences of indebtedness, conveyances or documents and to affix the corporate seal thereto.  Each Vice-President shall also have such other duties and powers as the Board of Directors shall from time to time designate.

SECTION 3.05.  Secretary.  The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall give due notice of the meetings of the stockholders, the Board of Directors and the Executive Committee.  He shall have charge of the seal and all books and papers of the Company, and shall perform all duties incident to his office.  In case of the absence or disability of the Secretary, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or the Executive Committee.

SECTION 3.06.  Treasurer.  The Treasurer shall receive all the moneys belonging to the Company, and shall forthwith deposit the same to the credit of the Company in such financial institutions as may be selected by the Board of Directors or the Executive Committee.  He shall keep books of account and voucher for all moneys disbursed.  He shall also perform such other duties as may be prescribed by the Board of Directors or Executive Committee or the President and Chief Executive Officer(s) and in case of the absence or disability of the Treasurer, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or Executive Committee.
ARTICLE IV
CAPITAL STOCK

SECTION 4.01.  Share Certificates.  Each certificate representing shares of stock of the Company shall be in such form as may be approved by the Board of Directors and, when issued, shall contain upon the face or back thereof the statements prescribed by the General Corporation Law of the State of Delaware and by any other applicable provision of law.  Each such certificate shall be signed by the Chairman of the Board or the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer.  The signatures of such officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

SECTION 4.02.  Lost, Destroyed or Stolen Certificates.  No certificate representing shares of stock of the Company shall be issued in place of any such certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

SECTION 4.03.  Transfer of Shares.  The shares of stock of the Company shall be transferable or assignable on the books of the Company only by the person to whom they have been issued or his legal representative, in person or by attorney, and only upon surrender of the certificate or certificates representing such shares properly assigned.  The person in whose name shares of stock of the Company shall stand on the record of stockholders of the Company shall be deemed the owner thereof for all purposes as regards the Company.

SECTION 4.04.  Record Dates.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders.  Except as otherwise expressly required by law, such date shall be not fewer than ten days nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE V
INDEMNIFICATION

SECTION 5.01.  Right to Indemnification.  The Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a Director, Advisory Director, or Officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened,  pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director (including Advisory Director), Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director (including Advisory Director), Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that except as provided in Section 5.04(d), the foregoing shall not apply to a Director, Advisory Director, or Officer of the Company with respect to a Proceeding that was commenced by such Director, Advisory Director, or Officer prior to a Change in Control (as hereinafter defined).  Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 5.02.  Insurance, Contracts and Funding.  The Company may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article against any expenses, judgments, fines and amounts paid in settlement as specified in this Article or incurred by any such person in connection with the Proceeding referred to in this Article, to the fullest extent permitted by applicable law as then in effect.  The Company may enter into contracts with any person entitled to indemnification under this Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 5.03.  Indemnification; Not Exclusive Right.  The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

SECTION 5.04.  Advancement of Expenses; Procedure; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

(a)  Advancement of Expenses.  All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonable evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expense pursuant to this Article.

(b)  Procedure for Determination of Entitlement to Indemnification.  (i)  To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonable available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation").  The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.  (ii) The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways:  (A)  by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 5.04(c).  (iii)  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.04(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided,  however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(c)  Presumptions and Effect of Certain Proceedings.  Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 5.04(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the person or persons empowered under Section 5.04(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.  The termination of any Proceeding described in Section 5.01, or any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee shall not be entitled to indemnification hereunder.

(d)  Remedies of Indemnitee.  (i)  In the event that a determination is made pursuant to Section 5.04(b) that the Indemnitee is not entitled to indemnification under this Article; (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association;  (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination;  and (C)  in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.  (ii)  If a determination shall have been made or deemed to have been made, pursuant to Section 5.04(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five calendar days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.  In the event that (x) advancement of expenses is not timely made pursuant to Section 5.04(a) or (y) payment of indemnification has is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5.04(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification.  Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub clause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.  (iii)  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5.04(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.  (iv)   In the event that the Indemnitee pursuant to this Section 5.04(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)   Definitions.  For purposes of this Section 5.04:  (i) "Change in Control" means a Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if; (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the company is a party to any merger or consolidation in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or a liquidation or dissolution of the Company; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.  (ii)   "Disinterested Director" means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee. (iii)  "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent:  (a) the Company or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

SECTION 5.05. Effect of Amendments.  Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article (including, without limitation, this Section 5.05) shall adversely affect the rights of any Director, Advisory Director or Officer under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director, Advisory Director or Officer.

SECTION 5.06.  Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 5.07.  Indemnification of Employees and Agents.  Notwithstanding any other provision or provisions of this Article, the Company may indemnify (including, without limitation, by direct payment) any person (other than a Director, Advisory Director or Officer of the Company) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a Director (including Advisory Director), Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.

ARTICLE VI
MISCELLANEOUS

SECTION 6.01.  Signing of Instruments.  All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner and by such person or persons as may be authorized from time to time by the Board of Directors or the Executive Committee or by these By-laws.

SECTION 6.02.  Corporate Seal.  The seal of the Company shall be in the form of a circle and shall bear the words "AmBase Corporation, Incorporated October 22, 1975, Delaware".

SECTION 6.03.  Fiscal Year. The fiscal year of the Company shall be a calendar year ending December 31.

ARTICLE VII
AMENDMENTS OF BY-LAWS

SECTION 7.01.  Amendments.  These By-laws may be altered, amended or repealed at any meeting of the Board of Directors, by vote of a majority of the Board of Directors, provided that notice of the proposed alteration, amendment or repeal shall have been sent by mail to all the Directors not fewer than three days before the meeting at which they are to be acted upon, or at any regular meeting of the Directors, by the unanimous vote of all the Directors present; provided, however, that in no event many Sections 1.01 and 1.02 of Article I, Sections 2.01, 2.02, 2.03, 2.04, 2.07 and 2.08 of Article II, Section 3.01 of Article III, Article V and this Section 7.01 of these By-laws be altered, amended, repealed or rescinded by the Board of Directors, or any provision or provisions which impair(s) in any respect the operation or effect of any such provision be adopted by the Board of Directors, except by the affirmative vote of not less than four-fifths of the entire Board of Directors.